Exhibit 99.1

Press Release	Source: DigitalNet Holdings, Inc.

DigitalNet Reports 2003 Third Quarter Results
Thursday, October 30, 8:00 am ET

HERNDON, Va.—(BUSINESS WIRE)—October 30, 2003—DigitalNet Holdings, Inc. (Nasdaq: DNET), a leading provider of managed network services, information security solutions, and application development and integration services and solutions to U.S. defense, intelligence and civilian federal government agencies, today announced its operating results for the three months and nine months ended September 30, 2003.  In addition, the Company provided initial guidance for the fourth quarter 2003, full year 2003, and full year 2004.

Reported Results

•                  Revenues for the third quarter 2003 were $86.1 million.

•                  Revenues for the nine months ended September 30, 2003 were $246.4 million.

•                  EBITDA(2) for the third quarter 2003 was $11.3 million.

•                  EBITDA(2) for the nine months ended September 30, 2003 was $31.4 million.

•                  Net loss for the third quarter was ($0.6) million.

•                  Net income for the nine months ended September 30, 2003 was $0.8 million.

•                  Basic and diluted loss per share for the third quarter 2003 was ($0.38).

•                  Basic and diluted loss per share for the nine months ended September 30, 2003 was ($0.63)

•                  Revenues, as adjusted(1) for the third quarter 2003 were $74.6 million, an increase of 19.3% over our predecessor’s 2002 third quarter revenues, as adjusted(1) of $62.6 million.

•                  Revenues, as adjusted(1) for the nine months ended September 30, 2003 were $213.0 million, an increase of 12.8% over our predecessor’s 2002 nine month revenues, as adjusted(1) of $188.9 million.

•                  EBITDA, as adjusted(3) for the third quarter 2003 was $11.5 million, or 15.5% of revenues, as adjusted(1), an increase of 34.7% over our predecessor’s 2002 third quarter EBITDA, as adjusted(3) of $8.6 million, or 13.7% of revenues, as adjusted(1).

•                  EBITDA, as adjusted(3) for the nine months ended September 30, 2003 was $32.1 million, or 15.1% of revenues, as adjusted(1), an increase of 19.9% over our predecessor’s 2002 nine month EBITDA, as adjusted(3) of $26.8 million, or 14.2% of revenues, as adjusted(1).

•                  Net income, as adjusted(4) for the third quarter 2003 was $4.6 million, an increase of 3.6% over our predecessor’s 2002 third quarter net income, as adjusted(4) of $4.4 million.

•                  Net income, as adjusted(4) for the nine months ended September 30, 2003 was $13.3 million, an decrease of 6.1% over our predecessor’s 2002 nine month net income, as adjusted(4) of $14.1.

•                  Diluted earnings per share, as adjusted(5),(6) for the third quarter 2003 was $0.28.

•                  Diluted earnings per share, as adjusted(5),(6) for the nine months ended September 30, 2003 was $0.81.

A reconciliation of revenues, EBITDA, net income and EPS on a U.S. GAAP basis and on an as adjusted basis are provided in the footnotes to the financial tables at the end of this release.

Commenting on the Company’s overall results, Ken Bajaj, DigitalNet’s Chairman and CEO stated, “Our third quarter results demonstrate the continued execution of our strategy to solidify DigitalNet’s position as a leading provider of mission-critical, managed network services and information security solutions to U.S. federal government agencies.”

Completion of IPO was a Big Milestone

On October 10, 2003, DigitalNet began trading on the Nasdaq National Market under the ticker symbol DNET after pricing its initial public offering (IPO) at $17.00 per share, above the initial filing range of $14.00 - $16.00 per share, including the full exercise of the underwriters’ overallotment option on October 16, 2003. The Company raised approximately $97.8 million in proceeds before underwriting discounts and expenses.  Proceeds from the offering are being used to repay a portion of the 9% senior notes due 2010 and redeem the Class B Preferred Stock held by GetronicsWang Co., LLC. The remaining proceeds of approximately $16.0 million went to the Company.  “The IPO represents a landmark day in DigitalNet’s history and provides our Company with additional capital to fund growth and attract top industry and government talent,” stated Ken Bajaj, DigitalNet’s Chairman and CEO.

Business Wins and Other Highlights

The Company won a number of strategic contracts during the third quarter, including the Department of Justice’s Consolidated Office Network contract (JCON), the Federal Bureau of Investigation’s (FBI) Information Technology Specialist Support (ITS) effort contract, and the Department of Homeland Security (DHS), Bureau of Immigration and Customs Enforcement (ICE), Biometrics Support Center contract (BSC).

•                  The U.S. Department of Justice (DOJ), Justice Management Division (JMD) awarded DigitalNet one of three Blanket Purchase Agreements (BPA) to support its Justice Consolidated Office Network (JCON) program, which have a potential annual value of up to $100 million per government fiscal year. A Justice Department re-competition is anticipated within the next 5 to 10 years. This award builds on DigitalNet’s successful past five years of work with the DOJ, which includes JCON projects for the Executive Office of the United States Attorneys (EOUSA), United States Marshals Service (USMS), and Antitrust Division, among others.

•                  The Federal Bureau of Investigation (FBI), issued DigitalNet its Information Technology Specialist Support (ITS) effort. Issued under the GSA Schedule, GS-35F-0045K, the delivery order has a potential value of up to $22 million over three years, if all options under the delivery order are exercised. As the prime contractor, DigitalNet will provide mission critical day-to-day, on-site ITS support to 44 FBI locations nationwide.

•                  The Department of Homeland Security (DHS), Bureau of Immigration and Customs Enforcement (ICE) awarded DigitalNet its Biometrics Support Center (BSC) prime contract. Under the terms of the contract, DigitalNet will support the five primary functions of the BSC. The BSC provides immediate response required by field agents in conducting comparisons of suspect and/or subject fingerprints. This award builds on DigitalNet’s current support of ICE’s Western Identification Network/Automated Fingerprint Identification System (WIN/AFIS) Center in San Diego, CA. ICE is one of three components of the Border and Transportation Security Directorate under the DHS.

The Company also announced the appointment of former Office of Management and Budget (OMB) Chief Technology Officer Norman E. Lorentz as senior vice president responsible for the growth and operations of business with the DHS and other federal government departments. Lorentz brings over 30 years of experience within the private industry and government, and while at the OMB, Lorentz spearheaded The White House’s mission to overhaul the federal government’s information technology infrastructure and processes. In driving this initiative, he directed the development of the Federal Enterprise Architecture, the first ever business process depiction for the federal government.

DigitalNet also released the latest version of its XTS solution suite – XTS-400 – which enables organizations to securely share data at different classification levels depending on a user’s clearance authorizations all from one computer.  The XTS’ secure platform is interoperable across multi-jurisdictional domains and allows collaboration among different networks while providing high-level assurance to control information exchange in both wired and wireless environments.  The XTS solution suite, already proven and widely utilized in over 600 installations in the U.S. Department of Defense and intelligence communities, is ideally suited for enabling high assurance control of information exchange among homeland security, law enforcement, first responders, coalition partners and the diplomatic community.  The XTS has been evaluated by the National Security Agency (NSA) and received a B3 rating (EAL5+ equivalent) in accordance with NSA’s Trusted Computer System Evaluation Criteria (TCSEC), which is the highest rating within the TCSEC category and second highest federal security level.

Company Outlook

The Company has provided below, its initial guidance for the fourth quarter 2003, full year 2003 and full year 2004.  The Company’s guidance excludes results from any potential acquisitions.  The company will update its full year guidance upon the successful completion of any acquisition.  The table below summarizes the guidance ranges for the fourth quarter 2003, full year 2003, and full year 2004, all of which include the impact of the underwriter’s over-allotment exercise of 750,000 shares on October 16, 2003.

(Dollars in millions, except per share data)

	Q4 2003	FY2003	FY2004
Revenues	$86 – $87	$334 – $336	$319 – $322
Revenues, as adjusted	$75 – $76	$288 – $289	$319 – $322
Net income (loss)	($12.5) – ($12.6)	($11.7) – ($11.8)	$13.8 – $14.1
Net income, as adjusted	$4.2 – $4.3	$17.5 – $17.6	$19.0 – $19.4
Diluted earnings (loss) per share	($0.86) – ($0.87)	($1.50) – ($1.51)	$0.83 – $0.85
Diluted earnings per share, as adjusted	$0.25 – $0.26	$1.06 – $1.07	$1.14 – $1.16

Due to the forward looking nature of the projections of revenue, net income and diluted earnings on an as adjusted basis, information to reconcile such non-GAAP financial measures to the GAAP measures is not available without unreasonable effort. Management does not believe such information is material.

Conference Call Information

The Company has scheduled a conference call for 10 AM E.T. Thursday, October 30th, during which management will be making a brief presentation focusing on third quarter results, operating trends and its expectations. A question-and-answer session will follow to allow further discussion of the results and the company’s future expectations. Interested parties may listen to the conference call by dialing (800) 309-8566 (U.S./Canada) and (706) 634-1996 (International) and referencing the DigitalNet conference call.  The call will be webcast simultaneously through a link on the DigitalNet website (www.digitalnet.com). A replay of the conference call will be available approximately two hours after the conclusion of the conference call through November 13, 2003 by dialing (800) 642-1687 (U.S./Canada) and (706) 645-9291 (International) and entering the conference ID 3554089.

About DigitalNet

DigitalNet builds, integrates and manages enterprise network computing solutions that provide government organizations with sustainable strategic business advantages. With more than 30 years of experience, the company provides Managed Network Services, Information Security Solutions and Application Development Services and Solutions for the U.S. Department of Defense, U.S. Government civilian agencies and the intelligence community. We are focused on adding value to our clients by increasing network reliability, reducing overall network costs, and rapidly migrating mission critical network computing environments to new technologies.  www.digitalnet.com.

The statements contained in this release which are not historical facts are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: funding decisions of U.S. Government projects; government contract procurement, option exercise and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain qualified employees; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; material changes in laws or regulations applicable to the Company’s business and other risk factors described in the Company’s final IPO prospectus filed with the SEC on October 10, 2003 and available directly from the Commission at www.sec.gov. In addition, the statements in this press release are made as of October 30, 2003. We expect that subsequent events or developments will cause our views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to October 30, 2003.

DigitalNet Holdings, Inc.

Consolidated Statements of Operations (Unaudited)

(Dollars in Thousands)

	Three months ended September 30,		Nine months ended September 30,
	2002	2003	2002	2003
	Predecessor	DigitalNet Holdings	Predecessor	DigitalNet Holdings

Revenues	$91,941	$86,082	$274,560	$246,394
Costs of revenues	71,799	68,214	214,685	195,034
Gross profit	20,142	17,868	59,875	51,360

Operating expenses:
Selling, general, and administrative	8,338	8,493	25,377	25,864
Amortization of intangibles	—	2,649	—	7,947
Total operating expenses	8,338	11,142	25,377	33,811

Income from operations	11,804	6,726	34,498	17,549

Other income and (expense):
Interest income	522	25	1,678	105
Interest expense	—	(7,626)	—	(15,767)
Other expense	(24)	(7)	(16)	(40)
Total other income (expense), net	498	(7,608)	1,662	(15,702)

Income (loss) before provision for income taxes	12,302	(882)	36,160	1,847
(Provision) benefit for taxes	(4,641)	244	(13,643)	(1,030)
Net loss	$7,661	$(638)	$22,517	$817
Dividends on preferred stock		(1,487)		(4,348)
Net loss attributable to common stockholders		$(2,125)		$(3,531)
Net loss per common share:
Basic and diluted net loss attributable to common stockholders per share		$(0.38)		$(0.63)
Basic and diluted weighted average common shares outstanding		5,661,372		5,582,116

DigitalNet Holdings, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2002	September 30, 2003
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,894	$16,928
Accounts receivable, net	64,023	53,354
Inventory, net	7,803	12,439
Prepaid expenses and other current assets	3,589	5,501
Total current assets	79,309	88,222
Other assets	5,939	6,099
Property and equipment, net	13,222	12,252
Intangible assets, net	188,311	179,023
Total assets	$286,781	$285,596

Liabilities, redeemable convertible securities, and stockholders’ equity
Current liabilities:
Accounts payable	$4,859	$9,444
Accrued expenses	49,941	38,096
Deferred revenues	3,441	8,125
Current portion of long-term debt	48,549	—
Total current liabilities	106,790	55,665
Long-term debt	78,453	125,000
Other liabilities	5,051	6,758

Class A redeemable convertible preferred stock	61,739	64,552
Class B redeemable convertible preferred stock	33,698	35,233

Stockholders’ (deficit) equity	1,050	(1,612)
Total liabilities, redeemable convertible securities, and stockholders’ equity	$286,781	$285,596

DigitalNet Holdings, Inc.

Consolidated Statements of Cash Flows (unaudited)

(Dollars in Thousands)

	Three months ended September 30,		Nine months ended September 30,
	2002	2003	2002	2003
	Predecessor	DigitalNet Holdings	Predecessor	DigitalNet Holdings
Cash flows from operating activities:
Net income (loss)	$7,661	$(638)	$22,517	$817

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,060	1,975	6,045	5,939
Loss of sale of equipment	31	4	25	45
Amortization of intangible assets	—	2,649	—	7,947
Amortization of deferred financing fees	—	4,171	—	6,192
Amortization of deferred compensation	—	205	—	690
Amortization of discount on debt	—	538	—	898
Deferred income taxes	(131)	(244)	(131)	1,030
Current tax provision payable to parent	4,641	—	13,643	—
Intercompany interest income	(505)	—	(1,496)	—
Changes in assets and liabilities:
Accounts receivable	(9,604)	6,164	(11,205)	11,351
Inventory	1,214	1,407	(1,281)	(4,636)
Prepaid expenses and other assets	(438)	(247)	(372)	(3,307)
Accounts payable and accrued expenses	(2,214)	7,692	(5,486)	2,789
Deferred revenues	(157)	(2,200)	(5)	5,709
Other liabilities	—	96	—	422
Net cash provided by operating activities	2,558	21,572	22,254	35,886

Cash flows from investing activities:
Purchases of property and equipment	(6,431)	(1,470)	(12,089)	(5,024)
Proceeds from sale of equipment	159	—	167	10
Net cash collected on behalf of and (paid) or due to Getronics Parent	—	(2,819)	—	1,981
Purchase of DigitalNet Government Solutions, LLC	—	(719)	—	(11,778)
Net cash used in investing activities	(6,272)	(5,008)	(11,922)	(14,811)

Cash flows from financing activities:
Proceeds from issuance of 9% senior notes due 2010	—	125,000	—	125,000
Debt issuance costs	—	(5,320)	—	(5,320)
Repayments under revolving credit facility	—	—	—	(3,900)
Payments on term loan facility	—	(78,750)	—	(80,000)
Payments on subordinated bridge facility	—	(44,000)	—	(44,000)
Payments on management notes receivable	—	60	—	179
Advances from (to) parent, net	2,871	—	(16,367)	—
Net cash provided by (used in) financing activities	2,871	(3,010)	(16,367)	(8,041)

Net increase (decrease) in cash	(843)	13,554	(6,035)	13,034
Cash and cash equivalents, beginning of period	843	3,374	6,035	3,894
Cash and cash equivalents, end of period	$—	$16,928	$—	$16,928

(1)   Revenues, as adjusted, represent revenues, as reported, less revenues derived from our INS/FOS contract and our NASA CSOC contract. Because our performance under the INS/FOS contract ended November 30, 2002 and our performance under the NASA CSOC contract will end on December 31, 2003, management believes that revenues, as adjusted, presents investors with a meaningful depiction of our ongoing business.  A reconciliation of revenues, as reported, to revenues, as adjusted, is as follows (dollars in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2002	2003	2002	2003
	Predecessor	DigitalNet Holdings	Predecessor	DigitalNet Holdings

Revenues, as reported	$91,941	$86,082	$274,560	$246,394
Less:
INS/FOS contract	17,476	—	49,080	—
NASA CSOC contract	11,892	11,444	36,607	33,357
Revenues, as adjusted	$62,573	$74,638	$188,873	$213,037

(2)   EBITDA is defined as net income (loss) plus interest, income taxes, depreciation and amortization. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. EBITDA is presented because we believe EBITDA is a meaningful indicator that can be used by investors to analyze and compare our operating performance to the operating performance of other companies. However, EBITDA should not be construed as an alternative to net income (loss) as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of net income (loss) to EBITDA is as follows (dollars in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2002	2003	2002	2003
	Predecessor	DigitalNet Holdings	Predecessor	DigitalNet Holdings

Net income (loss), as reported	$7,661	$(638)	$22,517	$817
Plus:
Interest, net	(522)	7,601	(1,678)	15,662
Income taxes	4,641	(244)	13,643	1,030
Depreciation	2,060	1,975	6,045	5,939
Amortization	—	2,649	—	7,947
EBITDA	$13,840	$11,343	$40,527	$31,395

(3)   EBITDA, as adjusted, represents EBITDA as set forth above, less gross profit associated with our INS/FOS contract and our NASA CSOC contract, plus stock -based compensation. Our method of computation may or may not be comparable to other similarly titled me asures used by other companies. EBITDA, as adjusted, should not be construed as either an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. Gross profit associated with our INS/FOS contract and our NASA CSOC contract represents the amount by which revenues associated with these contracts exceeds the costs of revenues associated with these contracts. Because our performance under the INS/FOS contract ended November 30, 2002 and our performance under the NASA CSOC contract will end on December 31, 2003, management believes that EBITDA, as adjusted, presents investors with a meaningful dep iction of our ongoing business. We have also excluded stock-based compensation from EBITDA, as adjusted, because our predecessor did not incur similar expenses due to the nature of its ownership and management believes that such presentation provides greater comparability for our results of operations to the prior periods presented for our predecessor. A reconciliation of EBITDA to EB ITDA, as adjusted, is as follows (dollars in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2002	2003	2002	2003
	Predecessor	DigitalNet Holdings	Predecessor	DigitalNet Holdings

EBITDA	$13,840	$11,343	$40,527	$31,395

Less:
INS/FOS contract gross margin	(5,267)	—	(13,763)	—
NASA CSOC contract gross margin	—	—	—	—
Plus:
Stock-based compensation	—	205	—	690
EBITDA, as adjusted	$8,573	$11,548	$26,764	$32,085

(4)   Net income, as adjusted, represents net income (loss), as set forth above, less gross profit, associated with our INS/FOS contract and our NASA CSOC contract, plus stock-based compensation, amortization of intangibles, and interest related to debt retired or to be retired with the proceeds of the IPO or the sale of 9% senior notes due 2010 completed in July 2003. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. Net income, as adjusted, should not be construed as an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States.  Gross profit, associated with our INS/FOS contract and our NASA CSOC contract represents the amount by which revenues associated with these contracts exceeds the costs of revenues associated with these contracts. Because our performance under the INS/FOS contract ended November 30, 2002 and our performance under the NASA CSOC contract will end on December 31, 2003, management believes that net income, as adjusted, presents investors with a meaningful depiction of our ongoing business. We have also excluded stock-based compensation and amortization of intangibles from net income, as adjusted, because our predecessor did not incur similar expenses and management believes that such presentation provides greater comparability for our results of operations to the prior periods presented by our predecessor. We have also excluded interest expense , including the write-off of deferred financing costs and debt discounts, related to debt retired or to be retired with the proceeds of the IPO or the sale of 9% senior notes due 2010 because such elimination reflects the effect of the Company’s current capital structure after consummation of the 2003 refinancing transactions.  A reconciliation of net income to net income, as adjusted, is as follows (dollars in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2002	2003	2002	2003
	Predecessor	DigitalNet Holdings	Predecessor	DigitalNet Holdings

Net income (loss), as reported	$7,661	$(638)	$22,517	$817

Less:
INS/FOS contract gross margin	(5,267)	—	(13,763)	—
NASA CSOC Contract gross margin	—	—	—	—
Plus:
Stock-based compensation	—	205	—	690
Amortization	—	2,649	—	7,947
Interest on retired debt	—	5,581	—	11,261
Net income tax effect at an assumed rate of 39%	2,054	(3,191)	5,368	(7,452)
Net income, as adjusted	$4,448	$4,606	$14,122	$13,263

(5)   The diluted weighted average common shares outstanding, as adjusted, reflects the following: a) shares of common stock issued in connection with the IPO, as if the offering was consummated on January 1, 2003, b) shares of common stock issued in connection with the conversion of the Class A Preferred Stock, including accrued dividends, upon the consummation of the IPO, as if the shares were issued on January 1, 2003, c) shares of carried stock, reserved stock, and restricted stock that vested upon the IPO with assumed vesting on January 1, 2003, d) the treasury stock effect of warrants to purchase 94,868 shares of common stock, and e) the treasury stock effect of 199,025 options to purchase common stock that were granted on August 29, 2003. We have presented diluted weighted average common shares outstanding, as adjusted, to show the effect on earnings per share of the Company’s current capital structure after consummation of the refinancing transactions related to the IPO and the sale of 9% senior notes due 2010.  A reconciliation of the historical basic and diluted weighted average common shares outstanding to the diluted weighted average common shares outstanding, as adjusted, for the three and nine months ended September 30, 2003 is as follows:

	Three months ended September 30, 2003	Nine months ended September 30, 2003

Historical basic and diluted weighted average common shares outstanding	5,661,372	5,582,116
Common stock isssued in IPO	5,750,000	5,750,000
Conversion of the Class A Preferred Stock at IPO	3,807,132	3,807,132
Common stock vested upon IPO	1,071,654	1,150,910
Treasury stock effect of warrants	94,801	94,793
Treasury stock effect of options	2,264	766
Diluted weighted average common shares outstanding, as adjusted	16,387,223	16,385,717

(6)   The diluted earnings per share, as adjusted, is computed by dividing net income, as adjusted, by the diluted weighted average common shares outstanding, as adjusted, during the period. The following details the computation of the diluted earnings per share , as adjusted, (dollars in thousands, except per share data):

	Three months ended September 30, 2003	Nine months ended September 30, 2003

Net income,as adjusted	$4,606	$13,263

Diluted weighted average common shares outstanding, as adjusted	16,387,223	16,385,717

Diluted earnings per share, as adjusted	$0.28	$0.81

Investor Relations Contact: Joe Cormier, DigitalNet (703) 563-7703 joe.cormier@digitalnet.com	Media Contact: Amy Fadida, DigitalNet (703) 563-7623 amy.fadida@digitalnet.com